Exhibit 99.1

Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Third Quarter 2024 Financial Results
and Increases Full Year 2024 Sales Guidance

San Diego, November 6, 2024 - Tandem Diabetes Care, Inc. (Nasdaq: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended September 30, 2024 and increased sales guidance for the year ending December 31, 2024.

Third Quarter 2024 Highlights

•Worldwide GAAP sales increased 31 percent to $244.0 million compared to third quarter 2023; worldwide non-GAAP sales(1) increased 25 percent to $242.9 million compared to third quarter 2023.
•Grew worldwide pump shipments by more than 25 percent compared to third quarter 2023.
•Achieved year-over-year growth in new pump starts in the United States, including growth in new customers starting from multiple daily injections.
•Demonstrated positive Adjusted EBITDA and a return to positive free cash flow.
•Completed clinical study in support of a regulatory filing to expand the indication for Control-IQ to include people living with type 2 diabetes.

“The third quarter marked a milestone achievement for Tandem Diabetes Care as we delivered the highest quarterly sales in our Company’s history, both in the U.S. and internationally,” said John Sheridan, president and chief executive officer. “This performance, coupled with our strong operational execution, positions us well to achieve our remaining goals for 2024 and beyond, as we further our mission to improve the lives of people with diabetes.”

Exhibit 99.1
Third Quarter 2024 Sales Results Compared to 2023

From September 2022 through February 2024, the Company offered the Tandem Choice Program (Tandem Choice) to eligible t:slim X2 customers to provide a pathway to ownership of Tandem Mobi, for a fee when available. At the end of the second quarter, the Company began offering eligible t:slim X2 owners the opportunity to switch to a Tandem Mobi under the terms of Tandem Choice. As a result of this program, the Company is providing select financial results on both a GAAP and non-GAAP basis. Additional information, including the accounting treatment of this program and other non-GAAP measures, can be found under Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. See also “Non-GAAP Financial Measures” below.

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2024		2023		2024		2023
($ in millions)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)
United States	$171.7	$170.6	$130.2	$138.5	$458.1	$458.0	$404.0	$416.5
Outside United States	72.3	72.3	55.4	55.4	199.5	199.5	146.9	146.9
Total Worldwide	$244.0	$242.9	$185.6	$193.9	$657.6	$657.5	$550.9	$563.4

Exhibit 99.1
Third Quarter 2024 Additional Results Compared to Third Quarter 2023

•Sales: In the United States, GAAP sales included $1.0 million incremental sales relating to Tandem Choice compared to a sales deferral of $8.2 million. Non-GAAP sales exclude Tandem Choice-related sales deferrals or recognition.

Shipments in the United States were approximately 21,000 pumps, which does not include pumps fulfilled under Tandem Choice. Shipments outside the United States were nearly 11,000 pumps.

•Gross profit: GAAP gross profit was $124.7 million, compared to $89.8 million. GAAP gross margin was 51 percent compared to 48 percent.

Non-GAAP gross profit(1) was $124.3 million compared to $98.0 million. Non-GAAP gross margin(1) was 51 percent in both periods.

•Operating loss: GAAP operating loss was $26.1 million, or negative 11 percent of sales, compared to $31.5 million, or negative 17 percent of sales.

Non-GAAP operating loss(1) was $26.5 million, or negative 11 percent of sales, compared to $23.3 million or negative 12 percent of sales.

•Net loss: GAAP net loss was $23.3 million, compared to $33.0 million.

Non-GAAP net loss(1) was $23.6 million compared to $24.7 million.

Adjusted EBITDA(1) was $4.0 million, or 2 percent of sales, compared to $1.5 million, or 1 percent of sales.

(1) A reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures and additional information can be found in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

See tables for additional financial information.

2024 Financial Guidance

The Company’s non-GAAP guidance for the fiscal year ending December 31, 2024 is set forth below. The most directly comparable GAAP financial measures are not accessible on a forward-looking basis due to the high degree of complexity in the accounting treatment for the Tandem Choice program. For a description of non-GAAP sales, non-GAAP gross margin, and Adjusted EBITDA margin, as well as an illustration of the reconciliation from the most directly comparable GAAP financial measures, refer to Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

For the year ending December 31, 2024, the Company is increasing 2024 sales guidance and reaffirming other financial guidance as follows:

•Non-GAAP sales are estimated to be approximately $903 million to $910 million for the full year.
▪Sales in the United States of $645 million to $650 million.
▪Sales outside the United States of approximately $258 million to $260 million.
•Non-GAAP gross margin is estimated to be approximately 51 percent.
•Adjusted EBITDA margin is estimated to be breakeven as a percent of sales.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $120 million. This includes:
▪Approximately $100 million non-cash, stock-based compensation expense.
▪Approximately $20 million depreciation and amortization expense.

Exhibit 99.1
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the historical GAAP financial measures to the most directly comparable historical non-GAAP financial measures has been provided in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

The Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

In particular, the accounting treatment for Tandem Choice has a high degree of complexity. In September 2022 when the program was launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. When a customer elects to participate in Tandem Choice, the Company will recognize the existing deferral, incremental fees received and the associated costs of providing the new insulin pump at the time of fulfillment. The timing of recognition will be based on either a) an affirmative election to participate in Tandem Choice or b) expiration of the right to participate at program expiration, provided all obligation under the Tandem Choice program are satisfied.

Notably:

•Offering the program does not impact the economics associated with how or when the initial pump sale is reimbursed.
•Customer eligibility for Tandem Choice was automatic at the time of a t:slim X2 purchase. Customer eligibility ended in February 2024 with the commercial availability of Tandem Mobi.
•Qualifying customers were able to elect participation in Tandem Choice starting at the end of the second quarter of 2024.
•An affirmative election is required for the customer to participate in Tandem Choice, at which time any customer fees will be received and recognized as a sale. Any remaining deferrals are expected to be recognized in the fourth quarter of 2024. The balance of the Tandem Choice deferral was $30.1 million as of September 30, 2024.
•The expiration date of Tandem Choice is December 31, 2024.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BI21747dfdc3fd4a4e98aeeeef73bf87b6) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ advanced hybrid closed-loop technology. Tandem Diabetes Care is based in San Diego, California. For more information, visit tandemdiabetes.com.

Exhibit 99.1
Tandem Diabetes Care, the Tandem logo, Control-IQ, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s products; products marketed and sold or under development by competitors; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to successfully commercialize its products; the Company’s ability to develop and launch new products; risks associated with the regulatory approval process outside the United States for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)

	September 30,	December 31,
	2024	2023
Assets	(Unaudited)
Current assets:
Cash, cash equivalents and short-term investments	$473,305	$467,912
Accounts receivable, net	107,188	105,555
Inventories	152,441	157,937
Other current assets	19,892	16,585
Total current assets	752,826	747,989

Property and equipment, net	81,064	76,542
Operating lease right-of-use assets	87,393	87,791
Other long-term assets	36,447	40,336
Total assets	$957,730	$952,658

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$119,752	$105,742
Current portion of convertible senior notes, net	40,605	—
Operating lease liabilities	18,033	17,060
Deferred revenue	42,567	43,994
Other current liabilities	38,319	28,462
Total current liabilities	259,276	195,258

Convertible senior notes, net - long-term	307,829	285,035
Operating lease liabilities - long-term	109,479	113,572
Deferred revenue - long-term	11,196	13,331
Other long-term liabilities	32,240	31,830
Total liabilities	720,020	639,026

Total stockholders’ equity	237,710	313,632
Total liabilities and stockholders’ equity	$957,730	$952,658

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Sales	$243,971	$185,622	$657,555	$550,922
Cost of sales	119,318	95,869	325,436	276,527
Gross profit	124,653	89,753	332,119	274,395
Operating expenses:
Selling, general and administrative	99,639	79,328	283,987	266,752
Research and development	51,107	41,970	146,677	127,063
Acquired in-process research and development expenses	—	—	—	78,750
Total operating expenses	150,746	121,298	430,664	472,565
Operating loss	(26,093)	(31,545)	(98,545)	(198,170)
Total other income (expense), net	3,479	816	6,659	9,226
Loss before income taxes	(22,614)	(30,729)	(91,886)	(188,944)
Income tax expense	637	2,232	4,894	3,665
Net loss	$(23,251)	$(32,961)	$(96,780)	$(192,609)

Net loss per share - basic and diluted	$(0.35)	$(0.51)	$(1.48)	$(2.97)

Weighted average shares used to compute basic and diluted net loss per share	65,538	65,117	65,287	64,834

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)

	(Unaudited)
($'s in thousands)	Three Months Ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
United States:
Pump	$86,722	$66,365	31%	$230,187	$207,180	11%
Supplies and other	83,889	72,093	16%	227,888	209,352	9%
Net revenue recognized (deferred) for Tandem Choice	1,039	(8,236)	113%	47	(12,568)	100%
Total GAAP Sales in the United States	$171,650	$130,222	32%	$458,122	$403,964	13%
Adjustment for Tandem Choice	(1,039)	8,236	(113)%	(47)	12,568	(100)%
Total Non-GAAP Sales in the United States	$170,611	$138,458	23%	$458,075	$416,532	10%

Outside the United States:
Pump	$28,077	$21,672	30%	$79,774	$67,235	19%
Supplies and other	44,244	33,728	31%	119,659	79,723	50%
Total Sales Outside the United States	$72,321	$55,400	31%	$199,433	$146,958	36%

Total GAAP Worldwide Sales	$243,971	$185,622	31%	$657,555	$550,922	19%
Adjustment for Tandem Choice	(1,039)	8,236	(113)%	(47)	12,568	(100)%
Total Non-GAAP Worldwide Sales	$242,932	$193,858	25%	$657,508	$563,490	17%

(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table D and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table D

($'s in thousands)	Three Months Ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
GAAP sales	$243,971	$185,622	$657,555	$550,922
Adjustment for Tandem Choice (1)	(1,039)	8,236	(47)	12,568
Non-GAAP sales	$242,932	$193,858	$657,508	$563,490

GAAP gross profit	$124,653	$89,753	$332,119	$274,395
Adjustment for Tandem Choice(1)	(374)	8,236	645	12,568
Non-GAAP gross profit	$124,279	$97,989	$332,764	$286,963
GAAP gross margin(2)	51%	48%	51%	50%
Non-GAAP gross margin(3)	51%	51%	51%	51%

GAAP operating loss	$(26,093)	$(31,545)	$(98,545)	$(198,170)
Acquired in-process research and development(4)	—	—	—	78,750
Non-recurring facility consolidation costs(5)	—	—	—	14,099
Severance costs - cash and noncash	—	—	—	2,680
Adjustment for Tandem Choice(1)	(374)	8,236	645	12,568
Non-GAAP operating loss	$(26,467)	$(23,309)	$(97,900)	$(90,073)
GAAP operating margin(2)	(11)%	(17)%	(15)%	(36)%
Non-GAAP operating margin(3)	(11)%	(12)%	(15)%	(16)%

GAAP net loss	$(23,251)	$(32,961)	$(96,780)	$(192,609)
Income tax expense (benefit)	637	2,232	4,894	3,665
Interest income, interest expense and other, net	(3,479)	(816)	(6,659)	(9,226)
Depreciation and amortization	4,211	4,023	12,362	11,684
Stock-based compensation expense	26,281	20,741	73,217	64,946
Acquired in-process research and development(4)	—	—	—	78,750
Non-recurring facility consolidation costs(5)	—	—	—	14,099
Severance costs - cash and noncash	—	—	—	2,680
Adjustment for Tandem Choice(1)	(374)	8,236	645	12,568
Adjusted EBITDA	$4,025	$1,455	$(12,321)	$(13,443)
Adjusted EBITDA margin(3)	2%	1%	(2)%	(2)%

GAAP net loss	$(23,251)	$(32,961)	$(96,780)	$(192,609)
Acquired in-process research and development(4)	—	—	—	78,750
Non-recurring facility consolidation costs(5)	—	—	—	14,099
Severance costs - cash and noncash	—	—	—	2,680
Adjustment for Tandem Choice(1)	(374)	8,236	645	12,568
Non-GAAP net loss	$(23,625)	$(24,725)	$(96,135)	$(84,512)
(1) The accounting treatment for Tandem Choice has a high degree of complexity. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) GAAP margins including GAAP gross margin and GAAP operating margin are calculated using GAAP sales.
(3) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.
(4) Acquired in-process research and development charges representing the value of acquired in-process research and development assets with no alternative future use and acquisition related expenses recorded in connection with the acquisitions of AMF Medical SA in 2023.
(5) The Company recorded $14.1 million of facility consolidation costs related to our Vista Sorrento lease in San Diego, California in 2023.